UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TIME WARNER CABLE INC.

TIME WARNER CABLE ENTERPRISES LLC

TW NY CABLE HOLDING INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware Delaware	84-1496755 45-4854395 20-2819687
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

60 Columbus Circle New York, New York	10023
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5 1/4% Senior Notes due 2042	New York Stock Exchange
5 3/4% Senior Notes due 2031	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-173760

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

On May 20, 2011, Time Warner Cable Inc. (the “Registrant”) filed a registration statement on Form 8-A (the “2011 Form 8-A”) with the Securities and Exchange Commission (the “SEC”) to register its 5 3/4% Senior Notes due 2031 (the “2031 Notes”) under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and on June 21, 2012, the Registrant filed a registration statement on Form 8-A (the “2012 Form 8-A” and, together with the 2011 Form 8-A, the “Original Forms 8-A”) with the SEC to register its 5 1/4% Senior Notes due 2042 (collectively with the 2031 Notes, the “Debt Securities”) under Section 12(b) of the Exchange Act.

On September 30, 2012, Time Warner Entertainment Company, L.P. (“TWE”), a guarantor of the Debt Securities and an indirect wholly owned subsidiary of the Registrant, merged with and into Time Warner Cable Enterprises LLC (“TWCE”), a Delaware limited liability company and an indirect wholly owned subsidiary of the Registrant, with TWCE as the surviving entity (the “Merger”).

Pursuant to the Indenture (the “Indenture”), dated as of April 9, 2007, as supplemented by the First Supplemental Indenture, dated as of April 9, 2007, by and among the Registrant, TWE, TW NY Cable Holding Inc. (“TW NY”) and The Bank of New York Mellon, as trustee (the “Trustee”), and the Second Supplemental Indenture, dated as of September 30, 2012, entered into in connection with the Merger by and among the Registrant, TWCE, TW NY, Time Warner Cable Internet Holdings II LLC (“TWCIH II”) and the Trustee, TWCE has succeeded to, and assumed all of the rights and obligations of, TWE as a guarantor under the Indenture and the securities issued thereunder, including the Debt Securities. In addition, TWCIH II has been added as a guarantor under the Indenture and the securities issued thereunder, including the Debt Securities.

This Amendment No. 1 to Form 8-A is being filed solely to reflect the succession of TWCE to TWE and the assumption by TWCE of TWE’s rights and obligations as a guarantor under the Debt Securities and supplement the information contained in the Original Forms 8-A. This Amendment No. 1 to Form 8-A is further supplemented by the Form 8-A filed by TWCIH II on October 1, 2012 to reflect the addition of TWCIH II as a guarantor under the indenture and the securities issued thereunder, including the Debt Securities. The descriptions of the Debt Securities in the Original Forms 8-A otherwise remain in effect.

Item 2. Exhibits.

1.1	Indenture, dated April 9, 2007 among the Registrant, TW NY, TWE and the Trustee, as supplemented by the first supplemental indenture, dated as of April 9, 2007 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, dated April 9, 2007 and filed on April 9, 2007 (File No. 001-33335)).

1.2	Second Supplemental Indenture, dated as of September 30, 2012 among the Registrant, TW NY, TWCE, TWCIH II and the Trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, dated September 30, 2012 and filed on October 1, 2012 (File No. 001-33335)).

1.3	Officer’s Certificate of the Registrant, dated June 20, 2012, and form of Debt Security attached as Exhibit A thereto.*

1.4	Resolutions of the Offering Committee of the Company, dated May 19, 2011, and form of Debt Security attached as Exhibit A thereto.*

*	Previously filed.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 1, 2012

TIME WARNER CABLE INC. TIME WARNER CABLE ENTERPRISES LLC TW NY CABLE HOLDING INC.

By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Indenture, dated April 9, 2007 among the Registrant, TW NY, TWE and the Trustee, as supplemented by the first supplemental indenture, dated as of April 9, 2007 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, dated April 9, 2007 and filed on April 9, 2007 (File No. 001-33335)).

1.2	Second Supplemental Indenture, dated as of September 30, 2012 among the Registrant, TW NY, TWCE, TWCIH II and the Trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, dated September 30, 2012 and filed on October 1, 2012 (File No. 001-33335)).

1.3	Officer’s Certificate of the Registrant, dated June 20, 2012, and form of Debt Security attached as Exhibit A thereto.*

1.4	Resolutions of the Offering Committee of the Company, dated May 19, 2011, and form of Debt Security attached as Exhibit A thereto.*

*	Previously filed.

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